Contimortgage Corporation
                 Home Equity Loan Pass-Through Certificates
                                 Series 1996-1


                          CERTIFICATE HOLDER'S REPORT
                                ANNUAL STATEMENT
                         Year Ending: December 31, 1996

                           Original       Beginning                                                       Ending
                          Certificate     Certificate     Principal       Interest        Total         Certificate
CUSIP           Class     Face Value      Balance        Distribution    Distribution    Distribution     Balance

21075W-CC7      A-1    182,562,000.00  182,562,000.00   95,740,517.43  6,926,343.73  102,666,861.16    86,821,482.57
21075W-CD5      A-2     96,901,000.00   96,901,000.00          736.51  4,505,865.72    4,506,602.23    96,900,263.49
21075W-CE3      A-3     79,097,000.00   79,097,000.00          601.19  3,829,586.91    3,830,188.10    79,096,398.81
21075W-CF0      A-4     49,696,000.00   49,696,000.00          377.72  2,476,500.38    2,476,878.10    49,695,622.28
21075W-CG8      A-5     55,320,000.00   55,320,000.00          420.47  2,835,130.65    2,835,551.12    55,319,579.53
21075W-CH6      A-6     68,447,000.00   68,447,000.00          520.24  3,815,894.11    3,816,414.35    68,446,479.76
21075W-CJ2      A-7     40,977,000.00   40,977,000.00          311.44  2,390,308.62    2,390,620.06    40,976,688.56
21075W-CK9      A-8     57,000,000.00   57,000,000.00   15,151,336.77  2,422,204.02   17,573,540.79    41,848,663.23
        B-IO                     0.00            0.00            0.00    905,172.89      905,172.89             0.00
        R                        0.00            0.00            0.00          0.00            0.00             0.00

       Total Class A   630,000,000.00  630,000,000.00  110,894,821.77 29,201,834.14   140,096,655.91  519,105,178.23
        *  Portion of Class B-IO/R distribution which represents investment earnings on Certificate Acct.: 95,817.94


                         Notional        Notional        Principal       Interest        Total           Notional
                 Class   Amount           Amount      Distribution    Distribution    Distribution        Amount

21075W-CL7      A-9IO   573,000,000.00  573,000,000.00        0.00    6,032,847.28    6,032,847.28    477,256,515.00


                        AMOUNTS PER $1,000 UNIT                                              PASS THROUGH RATES
                                                                            Ending                                       **
                        Principal       Interest          Total          Certificate           Original Pass   Current Pass
CUSIP          Class   Distribution    Distribution    Distribution        Balance      Class   Thru Rate       Thru Rate

21075W-CC7      A-1     524.42741332    37.93967929     562.36709260    475.57258668    A-1     5.70000%        5.70000%
21075W-CD5      A-2     0.00760064      46.49968236     46.50728300     999.99239936    A-2     5.58000%        5.58000%
21075W-CE3      A-3     0.00760067      48.41633576     48.42393643     999.99239933    A-3     5.81000%        5.81000%
21075W-CF0      A-4     0.00760061      49.83299219     49.84059280     999.99239939    A-4     5.98000%        5.98000%
21075W-CG8      A-5     0.00760069      51.24965022     51.25725090     999.99239931    A-5     6.15000%        6.15000%
21075W-CH6      A-6     0.00760063      55.74961810     55.75721872     999.99239937    A-6     6.69000%        6.69000%
21075W-CJ2      A-7     0.00760036      58.33293360     58.34053396     999.99239964    A-7     7.00000%        7.00000%
21075W-CK9      A-8     265.81292579    42.49480737     308.30773316    734.18707421    A-8 *   5.65250%        5.71500%
                                                                                        A-9IO   1.35000%        1.35000%
                Total   176.02352662    46.35211768     222.37564430    823.97647338
                                                                                       *   Based on a LIBOR of:          5.37500%
                                                                                       ** As of December 15, 1996 Distribution Date
                                                                              Ending
                          Principal       Interest         Total             Notional
                 Class   Distribution    Distribution    Distribution         Amount
21075W-CL7      A-9IO     0.00000000      10.52852928     10.52852928     832.90840314



PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:

                                Neil Witoff
                                M & T Corporate Trust Department
                                M & T Plaza-7th Floor
                                Buffalo, NY 14240

Year Ended              31-Dec-96

                                                                            Fixed Group     Adj. Group
                Total Principal Scheduled                                  Subordination   Subordination
SEC. 7.09(a)(ii)Distribution    Principal  Prepayments     Liquidations    Incr./(Red.)    Incr./(Red.)    Total
                Class A-1            0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00
                Class A-2            0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00
                Class A-3            0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00
                Class A-4            0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00
                Class A-5            0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00
                Class A-6            0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00
                Class A-7            0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00
                Class A-8            0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00
                Class A Certs        0.00         0.00             0.00           0.00            0.00    0.00
                  Per $1000 Unit     0.00         0.00             0.00           0.00            0.00    0.00

SEC. 7.09 (a) (iv)              Total Class A Carry-Forward Amount              0.00
                  Class A-1 Carry-Forward Amount                                0.00
                  Class A-2 Carry-Forward Amount                                0.00
                  Class A-3 Carry-Forward Amount                                0.00
                  Class A-4 Carry-Forward Amount                                0.00
                  Class A-5 Carry-Forward Amount                                0.00
                  Class A-6 Carry-Forward Amount                                0.00
                  Class A-7 Carry-Forward Amount                                0.00
                  Class A-8 Carry-Forward Amount                                0.00
                  Class A-9IO Carry-Forward Amount                              0.00

SEC. 7.09 (a) (v)               Class A Insured Payment                         0.00
                                                                           Fixed Group     Adj. Group      Total
SEC. 7.09 (a) (vii)             Outstanding Group Loan Balance:         477,019,977.06  40,396,973.29   517,416,950.35

SEC. 7.09 (a) (viii)            Subordinated Amount                      13,866,494.61   2,205,271.20
                                Subordination Deficit                             0.00           0.00

SEC. 7.09 (a) (ix)              Code Section 6049(d)(7)(C) Information-Required Market Discount Information
                                Provided at Calendar Year End.

                                                                           Fixed Group     Adj. Group
SEC. 7.09 (a) (x)               Loan Purchase Prices                        349,249.54      152,834.66
                                Substitution Amounts                              0.00            0.00

SEC. 7.09 (a) (xi)              Weighted Average Coupon                       11.1314%        11.6153%

SEC. 7.09 (a) (xiii)            Largest Loan Balance Outstanding            417,736.74      322,720.11

SEC. 7.09 (b) (ii) & (iii)
        Delinquencies   Period        Number   Percentage *    Prin. Balance   Percentage *
                        30-59 Days      313     4.05651%        18,487,803.05    3.87569%
        Fixed Group     60-89 Days      107     1.38673%         6,916,099.13    1.44986%
                        90+ Days        352     4.56195%        21,956,930.94    4.60294%
                        30-59 Days      25      4.94071%         1,661,810.74    4.11370%
        Adj. Group      60-89 Days       5      0.98814%           292,640.28    0.72441%
                        90+ Days        32      6.32411%         2,467,591.96    6.10836%
                        Total Fixed     7716    100.00000%     477,019,977.06  100.00000%
                        Total Adjust.   506     100.00000%      40,396,973.29  100.00000%
                        * Based upon each respective Group's loan count and balance.

                                                     Fixed Grp. No.  Fixed Grp. Bal. Adj. Group No.  Adj. Group Bal.
SEC. 7.09 (b) (iv)              Loans in Foreclosure (LIF):    243     14,977,844.75            20      1,658,342.94
                                Newly Commenced LIF:            52      3,281,019.67             3        130,429.79
SEC. 7.09(b)(v)(a)              Loans in Bankruptcy             85      5,968,395.24            10        654,543.14
SEC. 7.09(b)(v)(b)              Balloon Loans                 3721    287,157,724.51             1         35,466.91
SEC. 7.09 (b) (vi&vii)          REO Properties                  12        869,273.63             0              0.00
SEC. 7.09 (b) (viii)            Cumulative Losses                         147,113.71                            0.00


Year Ended              31-Dec-96

SEC. 7.08(b)(1)&(5)Amount on Deposit in the
                  Certificate Account                           0.00
                  Class A-1 Allocation                          0.00
                  Class A-2 Allocation                          0.00
                  Class A-3 Allocation                          0.00
                  Class A-4 Allocation                          0.00
                  Class A-5 Allocation                          0.00
                  Class A-6 Allocation                          0.00
                  Class A-7 Allocation                          0.00
                  Class A-8 Allocation                          0.00
                  Class A-9IO Allocation                        0.00

SEC. 7.0Class A Distribution Amount                             0.00

SEC. 7.08(b)(3)&(5)Subordination Increase/
                     (Reduction) Amount                14,499,567.16
                  Class A-1 Allocation                 12,588,421.09
                  Class A-2 Allocation                          0.00
                  Class A-3 Allocation                          0.00
                  Class A-4 Allocation                          0.00
                  Class A-5 Allocation                          0.00
                  Class A-6 Allocation                          0.00
                  Class A-7 Allocation                          0.00
                  Class A-8 Allocation                  1,911,146.07

SEC. 7.08(b)(4)&(5)     Insured Payment                         0.00
                  Class A-1 Allocation                          0.00
                  Class A-2 Allocation                          0.00
                  Class A-3 Allocation                          0.00
                  Class A-4 Allocation                          0.00
                  Class A-5 Allocation                          0.00
                  Class A-6 Allocation                          0.00
                  Class A-7 Allocation                          0.00
                  Class A-8 Allocation                          0.00
                  Class A-9IO Allocation                        0.00

SEC. 7.08(b)(6)          Beginning       Principal                 Ending
Class                    Balance *       Distribution             Balance *

A-1                  182,562,000.00       95,740,517.43        86,821,482.57
A-2                   96,901,000.00              736.51        96,900,263.49
A-3                   79,097,000.00              601.19        79,096,398.81
A-4                   49,696,000.00              377.72        49,695,622.28
A-5                   55,320,000.00              420.47        55,319,579.53
A-6                   68,447,000.00              520.24        68,446,479.76
A-7                   40,977,000.00              311.44        40,976,688.56
A-8                   57,000,000.00       15,151,336.77        41,848,663.23
A-9IO                573,000,000.00                  NA       477,256,515.00
                       * Denotes Notional Amounts for Class A-9IO.

SEC. 7.08(b)(7)         1996 Realized Losses (Recoveries)            147,113.71

SEC. 7.08(b)(8)         Subordination Reduction Amount                     0.00


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